EXHIBIT 99.1

Acura Pharmaceuticals Reports Year-End and Fourth Quarter 2008 Financial Results

PALATINE, Ill., March 2, 2009 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today reported 2008 net income of $14.5 million or $0.29 per diluted share compared to a net loss of $4.3 million, or $0.11 per share loss for 2007. For the quarter ended December 31, 2008, we had a net loss of $3.0 million, or $0.07 per share loss compared to net income of $9.5 million, or $0.20 per diluted share for the same quarter in 2007. As of February 27, 2009, we had cash, cash equivalents and short-term investments of approximately $37.6 million with no term indebtedness.

The 2008 and 2007 results include revenues relating to our License, Development and Commercialization Agreement (the "Agreement") with King Pharmaceuticals Research and Development, Inc. ("King"), a wholly-owned subsidiary of King Pharmaceuticals, Inc. In 2008, we recognized revenues of $44.4 million, of which $21.9 million was the amortized portion of the $30.0 million upfront cash payment received from King in December 2007, $6.0 million was option exercise fees King paid to us for licenses to our third and fourth opioid analgesic product candidates, $5.0 million was an Acurox(r) Tablet development milestone payment received from King, and $11.5 million was King's reimbursement of our research and development expenses for Acurox(r) Tablets. In 2007, we recognized total revenues of $6.4 million, of which $3.4 million was the amortized portion of King's $30.0 million upfront cash payment and $3.0 million was King's reimbursement of our Acurox(r) Tablet research and development expenses.

Our research and development expenses for 2008 were $14.3 million, an increase of $7.1 million over 2007 primarily attributable to clinical studies completed for the submission of an Acurox(r) Tablets New Drug Application to the U.S. Food and Drug Administration for Acurox(r) Tablets.

Results for the year and quarter ended December 31, 2008 include an income tax benefit of $1.2 million and a charge of $3.6 million, respectively, arising from changes in the deferred income tax asset valuation reserve associated with net operating loss carryforwards. Results for both the year and quarter ended December 31, 2007 include a tax benefit of $9.6 million from a change in the deferred income tax asset valuation reserve. The 2007 loss also includes non-cash charges of $5.4 million on fair value changes in common stock warrants and conversion features relating to our then outstanding bridge loans.

The Company's condensed consolidated balance sheets and statements of operation appear below. Detailed financial statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion(r) (abuse deterrent) Technology and related product candidates.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability and the ability of King (to whom we have licensed our Aversion(r) Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability other pharmaceutical companies, if any, to whom we may license our Aversion(r) Technology, to obtain necessary regulatory approvals and commercialize products utilizing Aversion(r) Technology, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the U.S. Food and Drug Administration's ("FDA") requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of other laboratory and clinical studies, to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or the risk that further studies of our product candidates are not positive or do not support FDA approval or commercially viable product labeling, and the uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process. Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain skilled personnel; our ability to secure and protect our patents, trademarks and other proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration quotas and source the active ingredients for our products in development; difficulties or delays in clinical trials for our product candidate or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions identify forward-looking statements. You are encouraged to review other important risk factors on our web site at www.acurapharm.com under the link, "Company Risk Factors" and detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments. Our press releases may be reviewed at www.acurapharm.com.

                     ACURA PHARMACEUTICALS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                                                        (audited)
                                                      at December 31,
                                                      2008      2007
                                                    ------------------
 Current Assets                                     $ 41,888  $ 44,582
 Property, Plant and Equipment, net                    1,073     1,046
                                                    ------------------
 Total Assets                                       $ 42,961  $ 45,628
                                                    ==================

 Liabilities                                        $  1,265  $    334
 Deferred Program Fee Revenue                          4,632    26,574
 Stockholders' Equity                                 37,064    18,720
                                                    ------------------
 Total Liabilities and Stockholders' Equity         $ 42,961  $ 45,628
                                                    ==================

                     ACURA PHARMACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                                   (unaudited)          (audited)
                                 Three Mths Ended    Twelve Mths Ended
                                      Dec 31,             Dec 31,
                                  2008      2007      2008      2007
                                --------------------------------------
 Revenues
 --------
  Program Fee Revenue           $  4,263  $  3,427  $ 27,941  $  3,427
  Collaboration Revenue            3,525     2,977    11,496     2,977
  Milestone Revenue                   --        --     5,000        --
                                --------------------------------------
    Total Revenues                 7,788     6,404    44,437     6,404

 Operating Expenses
 ------------------
  Research and Development         3,463     4,394    14,322     7,169
  Marketing, General and
   Administrative                  3,516     2,182     9,133     4,141
                                --------------------------------------
    Total Operating Expenses       6,979     6,576    23,455    11,310
                                --------------------------------------
    Income (Loss) from Operations    809      (172)   20,982    (4,906)
 Other Income (Expense)
 ----------------------
  Interest Income                    103       188       780       268
  Interest Expense                    --       (94)       --    (1,207)
  Amortization of Debt Discount       --        --        --    (2,700)
  Loss on Fair Value Change of
   Conversion Features                --        --        --    (3,483)
  Loss on Fair Value Change of
   Common Stock Warrants              --        --        --    (1,905)
  Gain (Loss) on Asset Disposals      (2)       --        (2)       22
  Other Expense                       --        (1)       (1)       (3)
                                --------------------------------------
    Total Other Income (Expense)
                                     101        93       777    (9,008)
                                --------------------------------------
 Income (Loss) Before Income Tax     910       (79)   21,759   (13,914)

 Income Tax Expense (Benefit)      3,903    (9,600)    7,285    (9,600)
                                --------------------------------------
 Net Income (Loss)
                                  (2,993)    9,521    14,474    (4,314)
 Deemed Dividend from
  Modification of Debt                --        --        --        (3)
                                --------------------------------------
 Net Income (Loss) Applicable
  to Common Stockholders        $ (2,993) $  9,521  $ 14,474  $ (4,317)
                                ======================================

 Income (Loss) Per Common Share
  Applicable to Common
  Stockholders
   Basic                        $  (0.07) $   0.21  $   0.32  $  (0.11)
                                ======================================
   Diluted                      $  (0.07) $   0.20  $   0.29  $  (0.11)
                                ======================================

 Weighted Average Number of
  Outstanding Common Shares
   Basic                          45,688    45,488    45,675    39,157
                                ======================================
   Diluted                        45,688    48,593    49,416    39,157
                                ======================================

CONTACT:  Acura Pharmaceuticals, Inc.
          Peter A. Clemens, SVP Investor Relations & CFO
          847-705-7709